Exhibit 10.66
GUARANTY AGREEMENT
     THIS GUARANTY AGREEMENT dated as of April 30, 2009 (this “Guaranty”), by NCB Financial Corporation, a Delaware corporation (the “Guarantor”), a wholly owned subsidiary of National Consumer Cooperative Bank, doing business as NCB (the “Borrower”), in favor of SunTrust Bank in its capacity as Collateral Agent (the “Collateral Agent”) for the Creditors (as defined below).
W I T N E S S E T H:
     WHEREAS, the Borrower, SunTrust Bank, in its capacity as Administrative Agent (the “Administrative Agent”) for the lenders parties thereto (the “Lenders”), and the Lenders entered into that certain Credit Agreement dated as of May 1, 2006 (as amended and in effect on the date hereof and as may be further amended, restated, modified or supplemented from time to time, the “Credit Agreement”), pursuant to which the Lenders agreed to extend certain financial accommodations pursuant to the terms and conditions set forth in the Credit Agreement;
     WHEREAS, the Borrower and certain investors are party to that certain Note Purchase and Uncommitted Master Shelf Agreement dated as of December 28, 2001 (as amended and in effect on the date hereof and as may be further amended, restated, modified or supplemented from time to time, the “Senior Note Agreement”), pursuant to which the Borrower issued its (a) 5.62% Senior Notes due December 28, 2009 in the original principal amount of $55,000,000 and (b) 5.60% Senior Notes due December 15, 2010 in the original principal amount of $50,000,000 (as amended and in effect on the date hereof and as may be further amended, restated, modified or supplemented from time to time, collectively, the “Senior Notes”; and each holder from time to time of a Senior Note referred to individually as “Noteholder” and collectively as the “Noteholders”);
     WHEREAS, the Guarantor is a direct Subsidiary of the Borrower and acknowledges that it has and will continue to derive substantial benefit from the financial accommodations provided to the Borrower by the Creditors (as defined below); and
     WHEREAS, the Collateral Agent, the Issuing Bank (as defined in the Credit Agreement), the Lenders, each Lender and each affiliate of a Lender that has or may enter into a Swap Contract (as defined in the Credit Agreement) with the Borrower or any of its subsidiaries, and the Noteholders (collectively, the “Creditors”), have required that the Guarantor enter into this Guaranty to guarantee the Obligations (defined below);
     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Guaranty of Payment and Performance. The Guarantor hereby guarantees to the Collateral Agent on behalf of the Creditors, the full and punctual payment when due (whether at stated maturity, by required pre-payment, by acceleration or otherwise), as well as the performance, of all of the Obligations, including all such Obligations which would become due but for the operation of the automatic stay pursuant to §362(a) of the Bankruptcy Code of 1978, as amended (the “Bankruptcy Code”) and the operation of §§502(b) and 506(b) of the Bankruptcy Code. This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of all of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Collateral Agent first attempt to collect any of the Obligations from the Borrower or resort to any collateral security or other means of obtaining payment. The obligations of the Guarantor hereunder with respect to such Obligations shall be primary and shall, upon demand by the Collateral Agent following an Event of Default, become immediately due and payable to the Collateral Agent, for the benefit of the Creditors, without demand or notice of any nature, all of which are expressly waived by the Guarantor. Payments by the Guarantor hereunder may be required by the Collateral Agent on multiple occasions. The Guarantor, the Borrower and, by its acceptance of this Guaranty, the Collateral Agent and each other Creditor, hereby confirms that it is the intentions of all such Persons that this Guaranty and the Obligations of the Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as defined below), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of the Guarantor hereunder. To effectuate the foregoing intention, the Collateral Agent, the Creditors and the Guarantor hereby irrevocably agree that the Obligations of the Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of the Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance. For purposes hereof, “Bankruptcy Law” means any proceeding of the type referred to in Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.
     “Event of Default” means any Event of Default as defined in the Credit Agreement or the Senior Note Agreement, as applicable.
     “Obligations” means (a) Obligations (as defined in the Credit Agreement) and (b) Obligations (as defined in the Senior Note Agreement).
     “Security Documents” means (a) that certain Pledge Agreement by the Guarantor in favor of the Collateral Agent, dated as of the date hereof and (b) that certain Security Agreement by the Borrower in favor of the Collateral Agent, dated as of the date hereof.
     2. Guarantor’s Agreement to Pay Enforcement Costs, etc. The Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to the Collateral Agent, on demand, all reasonable out-of pocket costs and expenses (including court costs and reasonable legal expenses) incurred or expended by the Collateral Agent or any Creditor in connection with the Obligations, this Guaranty and the enforcement thereof, together with interest on amounts recoverable under this Section 2 from the time when such amounts become due until payment, whether before or after judgment, at the rate set forth in clause (ii) of the definition of “Post-Default Rate” set forth in the Credit Agreement or the default rate set forth in the Senior Notes, whichever is higher; provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

     3. Waivers by Guarantor; Creditors’ Freedom to Act. The Guarantor agrees that the Obligations will be paid and performed strictly in accordance with their respective terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Collateral Agent or any Creditor with respect thereto. The Guarantor waives, except to the extent that any such waiver would be expressly prohibited by law, promptness, diligences, presentment, demand, protest, notice of acceptance, notice of any Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Borrower or any other entity or other person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. Without limiting the generality of the foregoing, the Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Obligation and agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of the Collateral Agent or any Creditor to assert any claim or demand or to enforce any right or remedy against the Borrower or any other entity or other person primarily or secondarily liable with respect to any of the Obligations; (ii) any extensions, compromise, refinancing, consolidation or renewals of any Obligation; (iii) any change in the time, place or manner of payment of any of the Obligations or any rescissions, waivers, compromise, refinancing, consolidation or other amendments or modifications of any of the terms or provisions of the Credit Agreement or the other Loan Documents (as defined in the Credit Agreement) or the Senior Note Agreement or the other Transaction Documents (as defined in the Senior Note Agreement) or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligations; (iv) the addition, substitution or release of any entity or other person primarily or secondarily liable for any Obligation; (v) the adequacy of any rights which the Collateral Agent or any Creditor may have against any collateral security or other means of obtaining repayment of any of the Obligations; (vi) the impairment of any collateral securing any of the Obligations, including without limitation the failure to perfect or preserve any rights which the Collateral Agent or any Creditor might have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security; or (vii) any other act or omission which might in any manner or to any extent vary the risk of the Guarantor, all of which may be done without notice to the Guarantor. To the fullest extent permitted by law, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of (A) any “one action” or “anti-deficiency” law, which would otherwise prevent the Collateral Agent or any Creditor from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against the Guarantor before or after the Collateral Agent’s or such Creditor’s commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or (B) any other law which in any other way would otherwise require any election of remedies by the Collateral Agent or any Creditor.
     4. Unenforceability of Obligations Against Borrower. If for any reason the Borrower has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from the Borrower by reason of the Borrower’s insolvency, bankruptcy or reorganization or by other operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times had been the principal obligor on all such Obligations. In the event that acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, or for any other reason, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, the other Loan Documents (as defined in the Credit Agreement), the Senior Note Agreement, the other Transaction Documents (as defined in the Senior Note Agreement) or any other agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by the Guarantor.
     5. Representations, Warranties. The Guarantor makes to the Collateral Agent and the Creditors all of the representations and warranties made by the Borrower with respect to or in any way relating to the Guarantor in the Credit Agreement and the other Loan Documents (as such term is defined in the Credit Agreement) the Senior Note Agreement and the other Transaction Documents (as defined in the Senior Note Agreement), as if the same were set forth herein in full.
     6. Covenants. The Guarantor will comply with all covenants with which the Borrower is to cause the Guarantor to comply under the terms of the Credit Agreement, any other Loan Document, the Senior Note Agreement and the other Transaction Documents (as defined in the Senior Note Agreement).
     7. Subrogation; Subordination.
     7.1. Waiver of Rights Against Borrower. Until the termination of this Guaranty in accordance with the terms of Section 9 hereof, the Guarantor shall not exercise, and the Guarantor hereby waives, any rights against the Borrower arising as a result of payment by the Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and the Guarantor will not prove any claim in competition with the Collateral Agent or any Creditor in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; the Guarantor will not claim any setoff, recoupment or counterclaim against the Borrower in respect of any liability of the Guarantor to the Borrower; and the Guarantor waives any benefit of and any right to participate in any collateral security which may be held by the Collateral Agent or any Creditor.
     7.2. Subordination. The payment of any amounts due with respect to any indebtedness of the Borrower for money borrowed or credit received now or hereafter owed to the Guarantor is hereby subordinated to the prior payment in full in cash of all of the Obligations (other than contingent obligations for which no claim has been made). The Guarantor agrees that the Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of the Borrower to the Guarantor until all of the Obligations (other than contingent obligations for which no claim has been made) shall have been paid in full. If, notwithstanding the foregoing sentence, the Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still outstanding, such amounts shall be collected, enforced and received by the Guarantor as trustee for the Creditors and the Collateral Agent and be paid over to the Collateral Agent, for the benefit of the Creditors, on account of the Obligations without affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.
     8. [Intentionally Omitted.]
     9. Further Assurances. The Guarantor agrees that it will from time to time, at the request of the Collateral Agent, do all such things and execute all such documents as the Collateral Agent may reasonably request to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Creditors and the Collateral Agent hereunder. The Guarantor acknowledges and confirms that it has established its own adequate means of obtaining from the Borrower on a continuing basis all information desired by the Guarantor concerning the financial condition of the Borrower and that the Guarantor will look to the Borrower and not to the Collateral Agent or any Creditor in order for the Guarantor to keep adequately informed of changes in the Borrower’s financial condition.
     10. Termination; Reinstatement.
10.1. This Guaranty shall terminate upon (a) payment in full in cash of the Obligations (other than contingent obligations for which no claim has been made), (b) termination of the Revolving Commitments under, and as defined in, Credit Agreement, and (c) either termination of all Letters of Credit as defined in the Credit Agreement or delivery by the Borrower of cash collateral or back-up letters of credit issued by a bank acceptable to the Issuing Bank as defined in the Credit Agreement in favor of the Issuing Bank as defined in the Credit Agreement, in amounts and on terms required by Section 2.26(f) of the Credit Agreement while an Event of Default under the Credit Agreement is in existence. This Guaranty shall continue to be effective or be reinstated if at any time any payment made or value received with respect to any Obligation is rescinded or must otherwise be returned by the Collateral Agent or any Creditor upon the insolvency, bankruptcy or reorganization of the Borrower or Guarantor, or otherwise, all as though such payment had not been made or value received.
10.2. Upon the termination of this Agreement, at the Borrower’s cost and expense, the Collateral Agent or its designee shall promptly execute, deliver and file such instruments and documents, and take all such actions, as may be reasonably necessary to release the Guarantor from its obligations hereunder.
10.3. The Collateral Agent shall have no liability whatsoever to any other Creditor as the result of any release of the Guarantor by the Collateral Agent in accordance with (or which the Collateral Agent believes in good faith to be in accordance with) this Section 10.
     11. Successors and Assigns. This Guaranty shall be binding upon the Guarantor, its successors and assigns, and shall inure to the benefit of the Collateral Agent and the Creditors and their respective successors, transferees and assigns. The Guarantor may not assign any of its obligations hereunder.

     12. Amendments and Waivers. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall be effective unless the same shall be in writing and otherwise in accordance with that certain Intercreditor and Collateral Agency Agreement dated as of even date herewith (the “Collateral Agency Agreement”) among the Collateral Agent, the Administrative Agent, the Noteholders, the Borrower and the Guarantor. No failure on the part of Collateral Agent or any Creditor to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.
     13. Notices. All communications and notices hereunder shall be in writing and given to the Guarantor in care of the Borrower, as provided in Section 14 of the Collateral Agency Agreement.
     14. Governing Law; Consent to Jurisdiction.
     14.1. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     14.2. The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the United States District Court of the Southern District of New York, and of any state court of the State of New York located in the City of New York, Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or the transactions contemplated hereby, or for recognition or enforcement of any judgment, and the Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the extent permitted by applicable law, such Federal court.
     14.3. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that the Collateral Agent or any Creditor may otherwise have to bring any action or proceeding relating to this Guaranty against either Guarantor or their properties in the courts of any jurisdiction.
     14.4. The Guarantor irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph 14.2 of this Section and brought in any court referred to in paragraph 14.2 of this Section. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     14.5. Each party to this Guaranty irrevocably consents to the service of process in the manner provided for notices in Section 14 of the Collateral Agency Agreement. Nothing in this Guaranty will affect the right of any party hereto to serve process in any other manner permitted by law.
     15. Waiver of Jury Trial. GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).
     16. Miscellaneous. This Guaranty constitutes the entire agreement of the Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of or collateral security for any of the Obligations. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.
[Signatures On Next Page]

     IN WITNESS WHEREOF, the undersigned has duly executed this Guaranty Agreement as of the day and year first above written.

NCB FINANCIAL CORPORATION

By:

Name:

Title: